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                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS              BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze                William Ruehle
Corporate Communications Department           Vice President and Chief
949-450-8700                                  Financial Officer
blanning@broadcom.com                         949-450-8700
ealgaze@broadcom.com                          billr@broadcom.com

SILICON SPICE CONTACT
Ian Eslick, founder
650-567-7889
ian@silicon-spice.com

                     BROADCOM TO ACQUIRE SILICON SPICE INC.,
           A LEADING DEVELOPER OF GATEWAY AND CARRIER ACCESS CHIPSETS

     Breakthrough Communications Processor Architecture Provides 10x Density Improvement in the Transport of Voice, Video and Data over Packet Networks

IRVINE, Calif. - August 7, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today announced that it has signed a definitive agreement to acquire Silicon Spice Inc.

Silicon Spice, a private company based in Silicon Valley, is developing semiconductor technology, software and development tools for high-density voice, fax and data packet transport over wide area networks (WANs). Silicon Spice's products are targeted for communications equipment manufacturers of carrier gateways, access gateways and remote access concentrators.

Silicon Spice provides the core-processing engine within the gateway and access devices, which connect the traditional public-switched-telephone network to packet-based networks such as the Internet. Cisco Systems, a market leader for this equipment, is a customer and early investor in Silicon Spice.

"This transaction highlights a new class of devices which Forward Concepts defines as access communications processors," said Will Strauss, president of Forward Concepts, a leading analyst for the digital signal processing industry. "Generally, we believe that access communications processors will have an even greater impact on the communications market than network processors have had. Specifically, we believe that the access communications processors offered by Silicon Spice could be as important to carrier access and gateway devices as the Pentium was to the PC."


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Silicon Spice's innovative communications processor will enable Broadcom to enter new markets in the rapidly expanding Internet Protocol (IP) and ATM packet-based networks with flexibility for Any-Service-Any-Port (ASAP). This processor will enable Internet service providers (ISPs), Internet telephony service providers (ITSPs), competitive/incumbent local exchange carriers (C/ILECs) and inter-exchange carriers (IXCs) to deliver voice and data services simultaneously over a unified data network with the highest density of voice channels in the industry.

Silicon Spice has invented a new signal processing architecture which when implemented within carrier access systems and gateways can surpass the density, power dissipation, and remote provisionability of any existing voice-over-packet network solution. Using novel architectural techniques that include reconfigurable adaptive instruction sets, hierarchical DSP multi-processing, and hybrid RISC/DSP implementation, Silicon Spice has demonstrated the highest channel densities ever achieved in a single-chip.

"The acquisition of Silicon Spice and its communications processor technology leverages the installed base of our xChange(TM) Voice-over Internet Protocol software which is already deployed in many carrier access systems and IP gateways throughout the world," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "This unique combination will enable Broadcom to provide the highest density packet telephony silicon and software solutions to our customers. We are also pleased to be adding Vinod Dham, well known for leading the Intel Pentium(R) program, to our management team. Vin brings to Broadcom many years of industry experience in delivering advanced silicon-level systems."

"We're excited about combining forces to address this fast-growing market opportunity in carrier access and IP gateways," said Vinod Dham, Chairman, President and CEO of Silicon Spice. "With Broadcom's critical mass, we can now extend the architecture to address other DSP-centric markets such as multiport DSL and 3G wireless base stations."

In connection with the acquisition, Broadcom will issue in aggregate about 5.0 million shares of its Class A Common Stock in exchange for all outstanding shares of Silicon Spice Preferred and Common Stock and upon exercise of outstanding employee stock options, warrants and other rights of Silicon Spice. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits approval by Silicon Spice's shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time write-off for purchased in-process research and development expenses related to the acquisition in its third fiscal quarter (ending September 30).

ABOUT SILICON SPICE

Silicon Spice Inc. is a privately held company, developing semiconductors and software for converging voice and data networks built on Internet technology. Its silicon-level systems provide a platform that enables networking and telecommunications systems companies to accelerate time-to-market and deliver the highest density multi-service solutions. Silicon Spice is headquartered in Mountain View, Calif. and has sales offices in Mountain View, Boston and Stockholm. For more information, visit www.silicon-spice.com.


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ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines
(xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of Silicon Spice include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which present and future customers and end-users adopt Broadcom's and Silicon Spice's technologies and products in the markets for WAN packet transmission; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly


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facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiries in the United States and certain other countries. Silicon Spice is a trademark of Silicon Spice Inc. in the United States and certain other countries. Pentium is a trademark of Intel Corporation. All other trademarks mentioned are the property of their respective owners.